Stevia First Corp. Announces $1.25 Million Registered Public Offering with Institutional Investors

SACRAMENTO, CA – (MARKETWIRE – June 26, 2013) – Stevia First Corp. (OTCBB: STVF) (“Stevia First” or the “Company”), an early-stage agribusiness based in California’s Central Valley growing region and focused on the industrial scale production of stevia, the all-natural zero-calorie sweetener that is rapidly transforming the food and beverage industry, is pleased to announce that it has received commitments from institutional investors to purchase 3,676,472 shares of the Company’s common stock in a registered public offering at a price of $0.34 per share, for gross proceeds to the Company, before deducting fees and expenses, of approximately $1.25 million. In addition, the Company will issue to the investors three series of immediately exercisable warrants to purchase an aggregate of up to 11,029,416 shares of the Company’s common stock. One-third of the warrants will be exercisable for five years at an exercise price of $0.40 per share, one-third of the warrants will be exercisable for 6 months at an exercise price of $0.50 per share and one-third of the warrants will be exercisable for 9 months at an exercise price of $0.60 per share.

The offering is expected to close on or about June 28, 2013, subject to satisfaction of customary closing conditions.

Stevia First plans to use the proceeds from this financing to expand its research and development activities in accordance with its plan of operations, as well as for general corporate purposes.

H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with the offering.

The securities described above are being offered by Stevia First pursuant to a registration statement (File No. 333-187824), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on June 25, 2013. A prospectus supplement related to the offering will be filed with the SEC. The securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from Stevia First and at the SEC's website at www.sec.gov or by request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of Stevia First's common stock or warrants. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Stevia First Corp. (OTCQB: STVF)

Stevia First Corp. is seeking to establish a vertically-integrated enterprise in the U.S. that uses technological expertise in fermentation-based stevia production and improves upon traditional stevia farming and processing methods. Stevia First’s U.S. operations are located in the heart of California’s Central Valley, one of the world’s most productive agricultural regions. For more information visit: www.steviafirst.com.

About the Stevia Industry

The market for all-natural, zero-calorie stevia sweeteners is expanding rapidly. The World Health Organization (WHO) estimates stevia intake could eventually replace 20-30% of all dietary sweeteners. The total global sweetener market was estimated at $58.3 billion in 2010. For more information visit: www.steviafirst.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, projections of worldwide sales of stevia products, growth of stevia production and global markets. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, including without limitation the satisfaction of certain closing conditions and our dependence on the investors’ commitments to fulfill their obligations in connection with our offering of securities, our ability to raise the additional funding we will need to continue to pursue our plan of operations, our ability to develop and commercialize stevia products, competition within the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the SEC.

Contact:

Investor Relations

Stevia First Corporation

Email: info@stevia-first.com

Tel: +1- (530) 231-7800

Web: www.steviafirst.com